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                           UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                  ----------------------------------

                              FORM 8-K
                           Current Report


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report: October 19, 2004
             Date of Earliest Event Reported: October 18, 2004


                     The Pep Boys - Manny, Moe & Jack
         ------------------------------------------------------
         (Exact name of registrant as specified in charter)

            Pennsylvania               1-3381               23-0962915
   -------------------------------   -----------   ---------------------------
   (State or other jurisdiction of   (Commission   (I.R.S. Employer ID number)
    incorporation or organization)    File No.)


      3111 W. Allegheny Ave. Philadelphia, PA           19132
      ----------------------------------------        ----------
      (Address of principal executive offices)        (Zip code)

                                 215-430-9000
            ----------------------------------------------------
            (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a material definitive agreement.

On October 18, 2004, the Company entered into a Trade Payables Agreement with GMAC Commercial Finance, LLC ("GMAC CF") pursuant to which GMAC CF will effect payment of the Company's accounts payable to participating suppliers. Participating suppliers will have the ability to have their accounts receivable from the Company financed in advance by GMAC CF in an exchange for a negotiated discount. The Company will, in turn, pay GMAC CF the full amount of the corresponding accounts payable on their ordinary due dates.

The Company's accounts payable subject to this program will be reflected on the Company's balance sheet as "financed vendor accounts payable."



Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 18, 2004, the Company entered into a Master Lease Agreement (the "Lease") with RBS Lombard, Inc., a member of The Royal Bank of Scotland
Group plc. (the "Lessor"), providing for the lease of up to $35,000,000 of new point-of-sale hardware for the Company's stores. The Lease will be reflected as an operating lease in the Company's financial statements. The Lease is for an initial term of two years, with two one-year renewal options. The rental amount is based on the dollar amount of equipment actually leased and will be adjusted monthly based on a floating rate per annum equal to the 30-day London Interbank Offered Rate (LIBOR) plus a spread of 225 basis points. At the end of the Lease term, the Company has the option of purchasing or returning the equipment. The purchase price for the equipment is equal to the Lease Balance (defined below). If the Company elects to return the equipment, the Company and Lessor are obligated to use reasonable efforts to sell the equipment to a third party with the Company (i) receiving the excess, if any, of the net proceeds over the Lease Balance and (ii) responsible to the Lessor for the shortfall, if any, of the net proceeds to the Lease Balance up to the amount of the Lessee Obligation (defined below).


                        Lease Balance        Lessee Obligation
End of Term Year     (% of Lease Amount)    (% of Lease Amount)
----------------     -------------------    -------------------
      2                    57.50                  44.58
      3                    36.25                  28.77
      4                    15.00                  09.33


All of the Company's obligations under the Lease are subject to acceleration upon the Company's default thereunder including the failure to pay rental amounts when due, the breach of representations or covenants, the acceleration of any indebtedness of the Company in excess of $5,000,000, a change in control of the Company or insolvency.

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Item 9.01  Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No. 99.1   Master Lease Agreement among The Pep Boys-Manny, Moe & Jack,
                   The Pep Boys Manny Moe & Jack of California, Pep Boys -
                   Manny, Moe & Jack of Puerto Rico, Inc., and Pep Boys -
                   Manny, Moe & Jack of Delaware, Inc., and RBS LOMBARD, INC.
                   dated October 18, 2004


Exhibit No. 99.2   Schedule No. 1 for the Master Lease Agreement among The Pep
                   Boys-Manny, Moe & Jack, The Pep Boys Manny Moe & Jack of
                   California, Pep Boys - Manny, Moe & Jack of Puerto Rico,
                   Inc., and Pep Boys - Manny, Moe & Jack of Delaware, Inc., and RBS LOMBARD, INC. dated October 18, 2004



Exhibit No. 99.3   Trade Payables Agreement between GMAC Commercial Finance LLC and The Pep Boys-Manny, Moe & Jack dated October 18, 2004.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           THE PEP BOYS - MANNY, MOE & JACK


                           By: /s/ Harry F. Yanowitz
                               --------------------------------------
                               Harry F. Yanowitz
                               Chief Financial Officer


Date:  October 19, 2004

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